Exhibit 99.1

CONTACT:     Scott Beilharz, Investor Relations
1-800-458-0811 ext. 7312 or 814/870-7312
scott.beilharz@erieinsurance.com

FOR IMMEDIATE RELEASE

Erie Indemnity Appoints New Executive Officer, Approves Management Fee Rate and Dividend Increase, Declares Regular Dividends

ERIE, Pa., Dec. 9, 2021 – At its regular meeting held Dec. 7, 2021, the Board of Directors of Erie Indemnity Company (NASDAQ: ERIE) appointed a new executive vice president, set the management fee rate charged to Erie Insurance Exchange, approved an increase in shareholder dividends and declared the regular quarterly dividend. Erie Indemnity Company has paid regular shareholder dividends since 1933.

The Board appointed Brian W. Bolash an executive vice president of the company. Bolash has been with the company for 21 years and currently serves as senior vice president, secretary and general counsel, with responsibility for the Law Division and Internal Audit. The appointment is effective Jan. 1, 2022, after which he will continue to serve as the company’s general counsel and corporate secretary. Bolash is a graduate of Gannon University and The Dickinson School of Law of The Pennsylvania State University.

The Board also agreed to maintain the current management fee rate paid to Erie Indemnity Company by Erie Insurance Exchange at 25%, effective Jan. 1, 2022. The management fee rate was 25% for the period Jan. 1 through Dec. 31, 2021. The Board has the authority under the agreement with the subscribers (policyholders) at Erie Insurance Exchange to set the management fee rate at its discretion; however, the maximum fee rate permissible by the agreement is 25%. This action was taken based on various factors including consideration and review of the relative financial positions of Erie Insurance Exchange and Erie Indemnity Company.

The Board also agreed to increase the regular quarterly cash dividend from $1.035 to $1.11 on each Class A share and from $155.25 to $166.50 on each Class B share. This represents a 7.2% increase in the payout per share over the current dividend rate. The next quarterly dividend is payable Jan. 20, 2022, to shareholders of record as of Jan. 5, 2022, with a dividend ex-date of Jan. 4, 2022.

About Erie Insurance
Erie Insurance Group
According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 12th largest homeowners insurer, 13th largest automobile insurer and 13th largest commercial lines insurer in the United States based on direct premiums written. Founded in 1925, Erie Insurance is a Fortune 500 company and the 16th largest property/casualty insurer in the United States based on total lines net premium written. Rated A+ (Superior) by A.M. Best, ERIE has more than 6 million policies in force and operates in 12 states and the District of Columbia. News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:
•dependence upon our relationship with the Erie Insurance Exchange ("Exchange") and the management fee under the agreement with the subscribers at the Exchange;
•dependence upon our relationship with the Exchange and the growth of the Exchange, including:
◦general business and economic conditions;
◦factors affecting insurance industry competition;
◦dependence upon the independent agency system; and
◦ability to maintain our reputation for customer service;
•dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:
◦the Exchange's ability to maintain acceptable financial strength ratings;
◦factors affecting the quality and liquidity of the Exchange's investment portfolio;
◦changes in government regulation of the insurance industry;
◦litigation and regulatory actions;
◦emerging claims and coverage issues in the industry; and
◦severe weather conditions or other catastrophic losses, including terrorism;
•potential impacts of the COVID-19 pandemic on the growth and financial condition of the Exchange;
•costs of providing policy issuance and renewal services to the Exchange under the subscriber's agreement;
•ability to attract and retain talented management and employees;
•ability to ensure system availability and effectively manage technology initiatives;
•difficulties with technology or data security breaches, including cyber attacks;
•ability to maintain uninterrupted business operations;
•outcome of pending and potential litigation;
•potential impacts of the COVID-19 pandemic on our operations, the business operations of our customers and/or independent agents, or our third-party vendor operations;
•factors affecting the quality and liquidity of our investment portfolio; and
•our ability to meet liquidity needs and access capital.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

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